EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2021

•Fourth quarter net income of $28.7 million;
•Record annual net income of $113.4 million, an increase of 38.0%, compared to the same period in 2020;
•Annualized linked quarter loan growth, net of Paycheck Protection Program (“PPP”) loans, of 3.8%;
•Annualized linked quarter deposit growth, net of brokered deposits, of 15.9%;
•Linked quarter net interest margin increased to 3.23%;
•Annualized return on fourth quarter average assets of 1.57%;
•Annualized return on fourth quarter average tangible common equity of 16.80%(1); and
•Nonperforming assets decreased to 0.16% of total assets.

Tyler, Texas (January 28, 2022) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter and year ended December 31, 2021. Southside reported net income of $28.7 million for the three months ended December 31, 2021, a decrease of $0.9 million, or 3.0%, compared to $29.6 million for the same period in 2020. Earnings per diluted common share were $0.88 for the three months ended December 31, 2021, compared to $0.89 for the same period in 2020. The annualized return on average shareholders’ equity for the three months ended December 31, 2021 was 12.67%, compared to 13.77% for the same period in 2020.  The annualized return on average assets was 1.57% for the three months ended December 31, 2021, compared to 1.64% for the same period in 2020.
“We reported exceptional financial results for 2021, thanks to the outstanding performance of the Southside team. Highlights included record net income of $113.4 million, a 1.59% return on average assets, a 17.04% return on average tangible common equity, an increase in our net interest margin to 3.16% and continued strong asset quality,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “During 2021, we increased the cash dividend per share 5.4% and reduced the efficiency ratio(1) to 49.03%. In addition, deposits increased $790 million, or 16%, and loans, net of PPP loans, increased $171.2 million, or 5%.”
“As we enter 2022, we do so with a strong balance sheet, capital levels and credit metrics that we believe position us well for continued success. Our loan pipeline is strong, and we anticipate first quarter payoffs will be significantly less than we experienced during the fourth quarter. We remain encouraged by the continued strong economic conditions in the market areas we serve.”
Operating Results for the Three Months Ended December 31, 2021
Net income was $28.7 million for the three months ended December 31, 2021, compared to $29.6 million for the same period in 2020, a decrease of $0.9 million, or 3.0%. Earnings per diluted common share were $0.88 and $0.89 for the three months ended December 31, 2021 and 2020, respectively. The decrease in net income was primarily a result of a decrease in the reversal of provision for credit losses and an increase in income tax expense, partially offset by increases in noninterest income and net interest income. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2021 were 1.57% and 12.67%, respectively, compared to 1.64% and 13.77%, respectively, for the three months ended December 31, 2020.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 50.34% and 47.61%, respectively, for the three months ended December 31, 2021, compared to 49.86% and 47.36%, respectively, for the three months ended December 31, 2020, and 50.64% and 47.92%, respectively, for the three months ended September 30, 2021.
Net interest income for the three months ended December 31, 2021 was $49.4 million, compared to $48.7 million for the same period in 2020, an increase of 1.4%. The increase in net interest income compared to the same period in 2020 was due to the decrease in interest expense on our interest bearing liabilities due to the decline in the average balance and overall rate paid on our interest bearing liabilities, partially offset by the decrease in interest income, a result of a decrease in the interest income from PPP loans during the three months ended December 31, 2021. Linked quarter, net interest income increased $1.2 million, or 2.5%, compared to $48.2 million during the three months ended September 30, 2021. The increase in net interest income was primarily due to a decrease in the average rate and balance on our interest bearing liabilities.
Our net interest margin and tax equivalent net interest margin(1) increased to 3.01% and 3.23%, respectively, for the three months ended December 31, 2021, compared to 3.00% and 3.20%, respectively, for the same period in 2020. Linked quarter,

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net interest margin increased 5 basis points from 2.96% and tax equivalent net interest margin(1) increased 7 basis points from 3.16% for the three months ended September 30, 2021.
Noninterest income was $12.0 million for the three months ended December 31, 2021, an increase of $1.1 million, or 10.2%, compared to $10.9 million for the same period in 2020. The increase was due to increases in net gain on sale of securities available for sale (“AFS”), deposit services income, brokerage services income and trust fees, partially offset by a decrease in gain on sale of loans. On a linked quarter basis, noninterest income decreased $0.8 million, or 5.9%, compared to the three months ended September 30, 2021. The decrease was due to a decrease in net gain on sale of securities AFS.
Noninterest expense was $31.3 million for the three months ended December 31, 2021 and December 31, 2020. On a linked quarter basis, noninterest expense decreased $0.4 million, or 1.4%, compared to the three months ended September 30, 2021, due to the $1.1 million loss on the redemption of subordinated notes during the third quarter.
Income tax expense increased $0.5 million for the three months ended December 31, 2021 compared to the same period in 2020. On a linked quarter basis, income tax expense decreased $0.2 million, or 3.3%. Our effective tax rate (“ETR”) increased to 14.4% for the three months ended December 31, 2021, compared to 12.6% for the three months ended December 31, 2020, primarily a result of the increase in the annual ETR. Linked quarter, our ETR decreased slightly from 14.5% for the three months ended September 30, 2021, primarily due to a discrete tax benefit recorded in connection with equity award transactions.
Operating Results for the Year Ended December 31, 2021
Net income was $113.4 million for the year ended December 31, 2021, compared to $82.2 million for the same period in 2020, an increase of $31.2 million, or 38.0%. Earnings per diluted common share were $3.47 for the year ended December 31, 2021, compared to $2.47 for the same period in 2020, an increase of 40.5%. The increase in net income was a direct result of a reversal of the provision for credit losses compared to a large increase in the allowance for credit losses for the same period in 2020. Returns on average assets and average shareholders’ equity for the year ended December 31, 2021 were 1.59% and 12.77%, respectively, compared to 1.14% and 9.91%, respectively, for the year ended December 31, 2020.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 51.74% and 49.03%, respectively, for the year ended December 31, 2021, compared to 51.85% and 49.36%, respectively, for the year ended December 31, 2020.
Net interest income was $189.6 million for the year ended December 31, 2021, compared to $187.3 million for the same period in 2020, due to the decrease in interest expense on our interest bearing liabilities, partially offset by the decrease in interest income, both primarily a result of an overall decline in interest rates.
Our net interest margin and tax equivalent net interest margin(1) were 2.96% and 3.16%, respectively, for the year ended December 31, 2021, compared to 2.89% and 3.07%, respectively, for the same period in 2020. The increase in net interest margin was due to lower average rates and balances on our interest bearing liabilities, partially offset by a lower average yield on our interest earning assets during the year ended December 31, 2021.
Noninterest income was $49.3 million for the year ended December 31, 2021, a decrease of 0.8%, compared to $49.7 million for the same period in 2020. The decrease was due to decreases in net gain on sale of securities AFS and gain on sale of loans, partially offset by increases in deposit services income, other noninterest income, brokerage services income and trust fees.
Noninterest expense was $125.0 million for the year ended December 31, 2021, compared to $123.3 million for the same period in 2020, an increase of $1.7 million, or 1.4%. The increase was the result of increases in salaries and employee benefits, a loss on the redemption of subordinated notes, increases in software and data processing expense and FDIC insurance, partially offset by decreases in other noninterest expense and amortization of intangibles.
Income tax expense increased $6.1 million, or 53.7%, for the year ended December 31, 2021, compared to the same period in 2020. Our ETR was approximately 13.3% and 12.1% for the year ended December 31, 2021 and 2020, respectively. The higher ETR for the year ended December 31, 2021, as compared to the same period in 2020, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At December 31, 2021, we had $7.26 billion in total assets, compared to $7.01 billion at December 31, 2020 and $7.14 billion at September 30, 2021.
Loans at December 31, 2021 were $3.65 billion, a decrease of $12.6 million, or 0.3%, compared to $3.66 billion at December 31, 2020. Our PPP loans, a component of the commercial loan category, decreased $183.8 million during the year due to forgiveness payments received for loans funded under the Coronavirus Aid, Relief, and Economic Security Act. Excluding PPP loans, total loans increased $171.2 million, or 5.0%, due to increases of $302.4 million in commercial real estate loans, $45.7 million in commercial loans (excluding PPP loans) and $34.1 million in municipal loans. The increases were partially offset by decreases of $134.1 million in construction loans, $68.8 million in 1-4 family residential loans and $8.1
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million in loans to individuals. Excluding a $36.5 million decrease in PPP loans during the quarter, linked quarter loans increased $34.0 million, or 1.0%, due to increases of $25.8 million in construction loans, $15.8 million in municipal loans and $11.7 million in commercial loans (excluding PPP loans). This was partially offset by decreases of $9.5 million in 1-4 family loans, $7.0 million in commercial real estate loans and $2.8 million in loans to individuals.
Securities at December 31, 2021 were $2.86 billion, an increase of $158.8 million, or 5.9%, compared to $2.70 billion at December 31, 2020. Linked quarter, securities increased $9.5 million, or 0.3%, from $2.85 billion at September 30, 2021.
Deposits at December 31, 2021 were $5.72 billion, an increase of $790.0 million, or 16.0%, compared to $4.93 billion at December 31, 2020. Linked quarter, deposits increased $390.7 million, or 7.3%, from $5.33 billion at September 30, 2021. During the three months ended December 31, 2021, brokered deposits increased $181.3 million, or 159.8%, associated with funding our cash flow hedge swaps in place of the Federal Home Loan Bank advances to obtain lower cost funding.
Asset Quality
Nonperforming assets at December 31, 2021 were $11.6 million, or 0.16% of total assets, a decrease of $5.9 million, or 33.6%, compared to $17.5 million, or 0.25% of total assets, at December 31, 2020, and a decrease from $12.4 million, or 0.17% of total assets, at September 30, 2021. During the three months ended December 31, 2021, nonaccrual loans decreased $0.5 million, or 15.8%.
The allowance for loan losses decreased to $35.3 million, or 0.97% of total loans, at December 31, 2021, compared to $49.0 million, or 1.34% of total loans, at December 31, 2020. The decrease was primarily due to an improved economic forecast and improved asset quality. The allowance for loan losses was $38.0 million, or 1.04% of total loans, at September 30, 2021. The decrease compared to the end of the third quarter was primarily due to an improved forecast for commercial real estate, as well as the impact of loan payoffs on the allowance.
We recorded a reversal of provision for credit losses for loans of $2.7 million, $5.9 million and $4.4 million for the three month periods ended December 31, 2021, 2020, and September 30, 2021, respectively. Net charge-offs were $34,000 for the three months ended December 31, 2021, compared to net charge-offs of $0.2 million for the three months ended December 31, 2020 and $0.5 million of net charge-offs for the three months ended September 30, 2021. Net charge-offs were $0.8 million for the year ended December 31, 2021, compared to $1.2 million for the year ended December 31, 2020.
We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.7 million for the three months ended December 31, 2021, as compared to a provision of $0.4 million for the three months ended December 31, 2020 and a reversal of provision of $0.7 million for the three months ended September 30, 2021. For the year ended December 31, 2021, we recorded a reversal of provision of $4.0 million, compared to a provision for credit losses for off-balance-sheet credit exposures of $0.1 million for the year ended December 31, 2020. The balance of the allowance for off-balance-sheet credit exposures at December 31, 2021 was $2.4 million and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.33 and a special cash dividend of $0.06 per share on November 4, 2021, which was paid on December 9, 2021, to all shareholders of record as of November 24, 2021.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2021 financial results on Friday, January 28, 2022 at 11:00 a.m. CST.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 5753376 or by identifying “Southside Bancshares, Inc., Fourth Quarter and Year End 2021 Earnings Call.”  To listen to the call via webcast, register at https://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 2:00 p.m. CST January 28, 2022 through 2:00 p.m. CST February 9, 2022 by accessing the company website, https://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $7.26 billion in assets as of December 31, 2021, that owns 100% of Southside Bank.  Southside Bank currently has 56 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most recent factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the negative impact of the COVID-19 pandemic and related variants on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, increases in unemployment rates impacting our borrowers’ ability to repay their loans, our ability to manage liquidity in a rapidly changing and unpredictable market, additional interest rate changes by the Federal Reserve and other government actions in response to the pandemic, including regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2021				2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$91,120	$83,346	$92,047	$78,304	$87,357
Interest earning deposits	110,633	3,787	36,441	29,319	21,051
Securities available for sale, at estimated fair value	2,764,325	2,753,104	2,766,035	2,546,924	2,587,305
Securities held to maturity, at net carrying value	90,780	92,479	94,850	98,159	108,998
Total securities	2,855,105	2,845,583	2,860,885	2,645,083	2,696,303
Federal Home Loan Bank stock, at cost	14,375	27,248	28,081	18,754	25,259
Loans held for sale	1,684	1,131	2,510	2,615	3,695
Loans	3,645,162	3,647,585	3,642,346	3,716,598	3,657,779
Less: Allowance for loan losses	(35,273)	(38,022)	(42,913)	(41,454)	(49,006)
Net loans	3,609,889	3,609,563	3,599,433	3,675,144	3,608,773
Premises & equipment, net	142,509	142,736	142,835	144,628	144,576
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	6,895	7,553	8,248	8,978	9,744
Bank owned life insurance	131,232	130,522	116,886	116,209	115,583
Other assets	95,044	83,106	93,926	78,736	94,770
Total assets	$7,259,602	$7,135,691	$7,182,408	$6,998,886	$7,008,227

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,644,775	$1,596,781	$1,501,120	$1,383,371	$1,354,815
Interest bearing deposits	4,077,552	3,734,874	3,655,047	3,709,272	3,577,507
Total deposits	5,722,327	5,331,655	5,156,167	5,092,643	4,932,322
Other borrowings and Federal Home Loan Bank borrowings	367,257	679,928	745,151	687,845	855,699
Subordinated notes, net of unamortized debt issuance costs	98,534	98,500	197,312	197,268	197,251
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,260	60,259	60,258	60,256	60,255
Other liabilities	99,052	87,483	129,120	102,277	87,403
Total liabilities	6,347,430	6,257,825	6,288,008	6,140,289	6,132,930
Shareholders' equity	912,172	877,866	894,400	858,597	875,297
Total liabilities and shareholders' equity	$7,259,602	$7,135,691	$7,182,408	$6,998,886	$7,008,227

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2021				2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest income	$54,760	$55,076	$52,586	$53,565	$56,904
Total interest expense	5,359	6,870	6,939	7,262	8,197
Net interest income	49,401	48,206	45,647	46,303	48,707
Provision for (reversal of) credit losses	(3,421)	(5,071)	1,677	(10,149)	(5,545)
Net interest income after provision for (reversal of) credit losses	52,822	53,277	43,970	56,452	54,252
Noninterest income
Deposit services	6,855	6,779	6,609	6,125	6,419
Net gain (loss) on sale of securities available for sale	463	1,381	15	2,003	(24)
Gain on sale of loans	356	299	393	593	848
Trust fees	1,586	1,494	1,496	1,383	1,354
Bank owned life insurance	710	637	645	626	655
Brokerage services	907	846	850	780	628
Other	1,134	1,333	925	2,113	1,020
Total noninterest income	12,011	12,769	10,933	13,623	10,900
Noninterest expense
Salaries and employee benefits	20,067	19,777	20,004	20,044	19,609
Net occupancy	3,541	3,532	3,606	3,560	3,795
Advertising, travel & entertainment	876	579	475	437	504
ATM expense	345	311	272	238	290
Professional fees	849	1,135	1,040	991	986
Software and data processing	1,454	1,503	1,406	1,312	1,220
Communications	544	552	612	525	490
FDIC insurance	464	454	435	454	456
Amortization of intangibles	658	695	730	766	825
Loss on redemption of subordinated notes	—	1,118	—	—	—
Other	2,536	2,107	2,119	2,907	3,140
Total noninterest expense	31,334	31,763	30,699	31,234	31,315
Income before income tax expense	33,499	34,283	24,204	38,841	33,837
Income tax expense	4,812	4,977	2,887	4,750	4,265
Net income	$28,687	$29,306	$21,317	$34,091	$29,572

Common Share Data:
Weighted-average basic shares outstanding	32,311	32,465	32,632	32,829	33,055
Weighted-average diluted shares outstanding	32,487	32,556	32,799	32,937	33,125
Common shares outstanding end of period	32,352	32,273	32,675	32,659	32,951
Earnings per common share
Basic	$0.89	$0.90	$0.65	$1.04	$0.89
Diluted	0.88	0.90	0.65	1.04	0.89
Book value per common share	28.20	27.20	27.37	26.29	26.56
Tangible book value per common share (1)	21.77	20.74	20.97	19.86	20.16
Cash dividends paid per common share	0.39	0.33	0.33	0.32	0.37

Selected Performance Ratios:
Return on average assets	1.57%	1.61%	1.20%	1.99%	1.64%
Return on average shareholders’ equity	12.67	12.89	9.73	15.82	13.77
Return on average tangible common equity (1)	16.80	17.10	13.13	21.22	18.71
Average yield on earning assets (FTE) (1)	3.55	3.59	3.49	3.67	3.70
Average rate on interest bearing liabilities	0.46	0.59	0.60	0.64	0.68
Net interest margin (FTE) (1)	3.23	3.16	3.06	3.20	3.20
Net interest spread (FTE) (1)	3.09	3.00	2.89	3.03	3.02
Average earning assets to average interest bearing liabilities	141.21	138.86	137.85	135.56	133.56
Noninterest expense to average total assets	1.72	1.75	1.73	1.82	1.74
Efficiency ratio (FTE) (1)	47.61	47.92	50.31	50.44	47.36
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021				2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$11,609	$12,424	$15,269	$15,367	$17,480
Nonaccrual loans	2,536	3,013	5,154	5,314	7,714
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	9,073	9,371	9,549	9,641	9,646
Other real estate owned	—	25	566	412	106
Repossessed assets	—	15	—	—	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.08%	0.14%	0.14%	0.21%
Ratio of nonperforming assets to:
Total assets	0.16	0.17	0.21	0.22	0.25
Total loans	0.32	0.34	0.42	0.41	0.48
Total loans and OREO	0.32	0.34	0.42	0.41	0.48
Total loans, excluding PPP loans, and OREO	0.32	0.35	0.43	0.44	0.51
Ratio of allowance for loan losses to:
Nonaccruing loans	1,390.89	1,261.93	832.62	780.09	635.29
Nonperforming assets	303.84	306.04	281.05	269.76	280.35
Total loans	0.97	1.04	1.18	1.12	1.34
Total loans, excluding PPP loans	0.98	1.06	1.22	1.19	1.42
Net charge-offs (recoveries) to average loans outstanding	—	0.05	0.01	0.02	0.02

Capital Ratios:
Shareholders’ equity to total assets	12.57	12.30	12.45	12.27	12.49
Common equity tier 1 capital	14.17	14.07	14.38	14.71	14.68
Tier 1 risk-based capital	15.43	15.35	15.71	16.09	16.08
Total risk-based capital	18.15	18.18	20.95	21.52	21.78
Tier 1 leverage capital	10.33	10.14	10.21	10.29	9.81
Period end tangible equity to period end tangible assets (1)	9.99	9.66	9.82	9.55	9.77
Average shareholders’ equity to average total assets	12.42	12.51	12.38	12.56	11.92

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021				2020
Loan Portfolio Composition	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$447,860	$422,095	$528,157	$605,677	$581,941
1-4 Family Residential	651,140	660,689	678,402	700,430	719,952
Commercial	1,598,172	1,605,132	1,430,900	1,348,551	1,295,746
Commercial Loans	418,998	443,708	497,513	564,745	557,122
Municipal Loans	443,078	427,259	417,398	406,377	409,028
Loans to Individuals	85,914	88,702	89,976	90,818	93,990
Total Loans	$3,645,162	$3,647,585	$3,642,346	$3,716,598	$3,657,779

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$38,022	$42,913	$41,454	$49,006	$55,110
Loans charged-off	(489)	(940)	(527)	(795)	(595)
Recoveries of loans charged-off	455	437	466	622	402
Net loans (charged-off) recovered	(34)	(503)	(61)	(173)	(193)
Provision for (reversal of) loan losses	(2,715)	(4,388)	1,520	(7,379)	(5,911)
Balance at end of period	$35,273	$38,022	$42,913	$41,454	$49,006

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,090	$3,773	$3,616	$6,386	$6,020
Provision for (reversal of) off-balance-sheet credit exposures	(706)	(683)	157	(2,770)	366
Balance at end of period	$2,384	$3,090	$3,773	$3,616	$6,386
Total Allowance for Credit Losses	$37,657	$41,112	$46,686	$45,070	$55,392

Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2021	2020
Income Statement:
Total interest income	$215,987	$231,828
Total interest expense	26,430	44,563
Net interest income	189,557	187,265
Provision for (reversal of) credit losses	(16,964)	20,201
Net interest income after provision for (reversal of) credit losses	206,521	167,064
Noninterest income
Deposit services	26,368	24,359
Net gain on sale of securities available for sale	3,862	8,257
Gain on sale of loans	1,641	2,772
Trust fees	5,959	5,133
Bank owned life insurance	2,618	2,554
Brokerage services	3,383	2,271
Other	5,505	4,386
Total noninterest income	49,336	49,732
Noninterest expense
Salaries and employee benefits	79,892	77,225
Net occupancy	14,239	14,369
Advertising, travel & entertainment	2,367	2,147
ATM expense	1,166	1,018
Professional fees	4,015	4,224
Software and data processing	5,675	4,957
Communications	2,233	1,984
FDIC insurance	1,807	1,124
Amortization of intangibles	2,849	3,617
Loss on redemption of subordinated notes	1,118	—
Other	9,669	12,642
Total noninterest expense	125,030	123,307
Income before income tax expense	130,827	93,489
Income tax expense	17,426	11,336
Net income	$113,401	$82,153

Common Share Data:
Weighted-average basic shares outstanding	32,558	33,201
Weighted-average diluted shares outstanding	32,692	33,281
Common shares outstanding end of period	32,352	32,951
Earnings per common share
Basic	$3.48	$2.47
Diluted	3.47	2.47
Book value per common share	28.20	26.56
Tangible book value per common share (1)	21.77	20.16
Cash dividends paid per common share	1.37	1.30

Selected Performance Ratios:
Return on average assets	1.59%	1.14%
Return on average shareholders’ equity	12.77	9.91
Return on average tangible common equity (1)	17.04	13.79
Average yield on earning assets (FTE) (1)	3.58	3.75
Average rate on interest bearing liabilities	0.57	0.89
Net interest margin (FTE) (1)	3.16	3.07
Net interest spread (FTE) (1)	3.01	2.86
Average earning assets to average interest bearing liabilities	138.39	130.16
Noninterest expense to average total assets	1.75	1.72
Efficiency ratio (FTE) (1)	49.03	49.36
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2021	2020
Nonperforming Assets:	$11,609	$17,480
Nonaccrual loans	2,536	7,714
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	9,073	9,646
Other real estate owned	—	106
Repossessed assets	—	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.21%
Ratio of nonperforming assets to:
Total assets	0.16	0.25
Total loans	0.32	0.48
Total loans and OREO	0.32	0.48
Total loans, excluding PPP loans, and OREO	0.32	0.51
Ratio of allowance for loan losses to:
Nonaccruing loans	1,390.89	635.29
Nonperforming assets	303.84	280.35
Total loans	0.97	1.34
Total loans, excluding PPP loans	0.98	1.42
Net charge-offs (recoveries) to average loans outstanding	0.02	0.03

Capital Ratios:
Shareholders’ equity to total assets	12.57	12.49
Common equity tier 1 capital	14.17	14.68
Tier 1 risk-based capital	15.43	16.08
Total risk-based capital	18.15	21.78
Tier 1 leverage capital	10.33	9.81
Period end tangible equity to period end tangible assets (1)	9.99	9.77
Average shareholders’ equity to average total assets	12.47	11.55
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
Loan Portfolio Composition	2021	2020
Real Estate Loans:
Construction	$447,860	$581,941
1-4 Family Residential	651,140	719,952
Commercial	1,598,172	1,295,746
Commercial Loans	418,998	557,122
Municipal Loans	443,078	409,028
Loans to Individuals	85,914	93,990
Total Loans	$3,645,162	$3,657,779

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$49,006	$24,797
Impact of CECL adoption (1) - cumulative effect adjustment	—	5,072
Impact of CECL adoption - purchased loans with credit deterioration	—	231
Loans charged-off	(2,751)	(2,854)
Recoveries of loans charged-off	1,980	1,650
Net loans (charged-off) recovered	(771)	(1,204)
Provision for (reversal of) loan losses	(12,962)	20,110
Balance at end of period	$35,273	$49,006

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$6,386	$1,455
Impact of CECL adoption (1)	—	4,840
Provision for (reversal of) off-balance-sheet credit exposures	(4,002)	91
Balance at end of period	$2,384	$6,386
Total Allowance for Credit Losses	$37,657	$55,392
(1)We adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” on January 1, 2020. ASU 2016-13 replaced the incurred loss model with an expected loss methodology that is referred to as current expected credit losses (“CECL”). Adoption of this guidance on January 1, 2020, resulted in a cumulative-effect adjustment to reduce retained earnings by $7.8 million, net of tax.

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2021			September 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,668,767	$36,740	3.97%	$3,662,496	$37,744	4.09%
Loans held for sale	1,980	11	2.20%	1,640	12	2.90%
Securities:
Taxable investment securities (2)	590,104	4,215	2.83%	532,679	3,853	2.87%
Tax-exempt investment securities (2)	1,508,196	12,699	3.34%	1,453,275	12,315	3.36%
Mortgage-backed and related securities (2)	650,685	4,394	2.68%	738,287	4,405	2.37%
Total securities	2,748,985	21,308	3.08%	2,724,241	20,573	3.00%
Federal Home Loan Bank stock, at cost, and equity investments	38,832	175	1.79%	39,786	111	1.11%
Interest earning deposits	43,841	22	0.20%	39,382	24	0.24%
Total earning assets	6,502,405	58,256	3.55%	6,467,545	58,464	3.59%
Cash and due from banks	103,126			99,113
Accrued interest and other assets	662,654			684,917
Less: Allowance for loan losses	(38,317)			(43,052)
Total assets	$7,229,868			$7,208,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$624,377	264	0.17%	$598,118	249	0.17%
Certificates of deposits	632,150	681	0.43%	629,718	789	0.50%
Interest bearing demand accounts	2,558,289	1,289	0.20%	2,496,037	1,196	0.19%
Total interest bearing deposits	3,814,816	2,234	0.23%	3,723,873	2,234	0.24%
Federal Home Loan Bank borrowings	609,310	1,758	1.14%	656,474	1,865	1.13%
Subordinated notes, net of unamortized debt issuance costs	98,517	1,011	4.07%	195,204	2,417	4.91%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,259	345	2.27%	60,258	345	2.27%
Repurchase agreements	21,874	11	0.20%	21,634	9	0.17%
Total interest bearing liabilities	4,604,776	5,359	0.46%	4,657,443	6,870	0.59%
Noninterest bearing deposits	1,637,914			1,551,298
Accrued expenses and other liabilities	88,982			97,954
Total liabilities	6,331,672			6,306,695
Shareholders’ equity	898,196			901,828
Total liabilities and shareholders’ equity	$7,229,868			$7,208,523
Net interest income (FTE)		$52,897			$51,594
Net interest margin (FTE)			3.23%			3.16%
Net interest spread (FTE)			3.09%			3.00%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2021 and September 30, 2021, loans totaling $2.5 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2021			March 31, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,706,959	$36,429	3.94%	$3,634,053	$36,754	4.10%
Loans held for sale	1,846	13	2.82%	2,803	20	2.89%
Securities:
Taxable investment securities (2)	396,504	2,921	2.95%	295,968	2,323	3.18%
Tax-exempt investment securities (2)	1,363,678	11,585	3.41%	1,300,991	11,176	3.48%
Mortgage-backed and related securities (2)	847,206	4,647	2.20%	940,815	6,088	2.62%
Total securities	2,607,388	19,153	2.95%	2,537,774	19,587	3.13%
Federal Home Loan Bank stock, at cost, and equity investments	35,883	108	1.21%	35,635	136	1.55%
Interest earning deposits	43,175	17	0.16%	31,169	15	0.20%
Total earning assets	6,395,251	55,720	3.49%	6,241,434	56,512	3.67%
Cash and due from banks	90,735			86,634
Accrued interest and other assets	656,245			677,230
Less: Allowance for loan losses	(41,768)			(49,240)
Total assets	$7,100,463			$6,956,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$571,907	231	0.16%	$517,182	209	0.16%
Certificates of deposit	658,708	936	0.57%	736,099	1,229	0.68%
Interest bearing demand accounts	2,459,335	1,172	0.19%	2,342,299	1,159	0.20%
Total interest bearing deposits	3,689,950	2,339	0.25%	3,595,580	2,597	0.29%
Federal Home Loan Bank borrowings	669,633	1,817	1.09%	727,513	1,908	1.06%
Subordinated notes, net of unamortized debt issuance costs	197,284	2,423	4.93%	197,252	2,395	4.92%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,257	349	2.32%	60,256	351	2.36%
Repurchase agreements	22,024	11	0.20%	23,522	11	0.19%
Total interest bearing liabilities	4,639,148	6,939	0.60%	4,604,123	7,262	0.64%
Noninterest bearing deposits	1,485,383			1,389,020
Accrued expenses and other liabilities	97,137			89,222
Total liabilities	6,221,668			6,082,365
Shareholders’ equity	878,795			873,693
Total liabilities and shareholders’ equity	$7,100,463			$6,956,058
Net interest income (FTE)		$48,781			$49,250
Net interest margin (FTE)			3.06%			3.20%
Net interest spread (FTE)			2.89%			3.03%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2021 and March 31, 2021, loans totaling $5.2 million and $5.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2020
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,772,158	$39,936	4.21%
Loans held for sale	5,012	36	2.86%
Securities:
Taxable investment securities (2)	223,753	1,753	3.12%
Tax-exempt investment securities (2)	1,298,584	11,413	3.50%
Mortgage-backed and related securities (2)	1,082,302	6,693	2.46%
Total securities	2,604,639	19,859	3.03%
Federal Home Loan Bank stock, at cost, and equity investments	46,798	199	1.69%
Interest earning deposits	22,938	18	0.31%
Total earning assets	6,451,545	60,048	3.70%
Cash and due from banks	83,228
Accrued interest and other assets	687,894
Less: Allowance for loan losses	(55,567)
Total assets	$7,167,100
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$487,452	201	0.16%
Certificates of deposit	1,011,482	2,320	0.91%
Interest bearing demand accounts	2,186,406	1,117	0.20%
Total interest bearing deposits	3,685,340	3,638	0.39%
Federal Home Loan Bank borrowings	896,484	2,125	0.94%
Subordinated notes, net of unamortized debt issuance costs	158,692	2,051	5.14%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,255	360	2.38%
Repurchase agreements	29,595	23	0.31%
Other borrowings	66	—	—
Total interest bearing liabilities	4,830,432	8,197	0.68%
Noninterest bearing deposits	1,381,120
Accrued expenses and other liabilities	101,478
Total liabilities	6,313,030
Shareholders’ equity	854,070
Total liabilities and shareholders’ equity	$7,167,100
Net interest income (FTE)		$51,851
Net interest margin (FTE)			3.20%
Net interest spread (FTE)			3.02%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2020, loans totaling $7.7 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,668,149	$147,667	4.03%	$3,750,657	$161,098	4.30%
Loans held for sale	2,063	56	2.71%	3,254	104	3.20%
Securities:
Taxable investment securities (2)	454,836	13,312	2.93%	133,785	4,172	3.12%
Tax-exempt investment securities (2)	1,407,231	47,775	3.39%	1,201,385	42,228	3.51%
Mortgage-backed and related securities (2)	793,300	19,534	2.46%	1,311,722	34,319	2.62%
Total securities	2,655,367	80,621	3.04%	2,646,892	80,719	3.05%
Federal Home Loan Bank stock, at cost, and equity investments	37,549	530	1.41%	59,439	1,233	2.07%
Interest earning deposits	39,426	78	0.20%	26,202	238	0.91%
Total earning assets	6,402,554	228,952	3.58%	6,486,444	243,392	3.75%
Cash and due from banks	94,959			79,677
Accrued interest and other assets	670,062			664,511
Less: Allowance for loan losses	(43,064)			(50,807)
Total assets	$7,124,511			$7,179,825
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$578,245	953	0.16%	$440,346	817	0.19%
Certificates of deposit	663,789	3,635	0.55%	1,182,938	17,051	1.44%
Interest bearing demand accounts	2,464,670	4,816	0.20%	2,061,805	6,780	0.33%
Total interest bearing deposits	3,706,704	9,404	0.25%	3,685,089	24,648	0.67%
Federal Home Loan Bank borrowings	665,384	7,348	1.10%	1,032,269	11,397	1.10%
Subordinated notes, net of unamortized debt issuance costs	171,857	8,246	4.80%	113,736	6,301	5.54%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,258	1,390	2.31%	60,252	1,829	3.04%
Repurchase agreements	22,257	42	0.19%	32,890	226	0.69%
Other borrowings	—	—	—	59,050	162	0.27%
Total interest bearing liabilities	4,626,460	26,430	0.57%	4,983,286	44,563	0.89%
Noninterest bearing deposits	1,516,682			1,277,011
Accrued expenses and other liabilities	93,136			90,548
Total liabilities	6,236,278			6,350,845
Shareholders’ equity	888,233			828,980
Total liabilities and shareholders’ equity	$7,124,511			$7,179,825
Net interest income (FTE)		$202,522			$198,829
Net interest margin (FTE)			3.16%			3.07%
Net interest spread (FTE)			3.01%			2.86%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2021 and 2020, loans totaling $2.5 million and $7.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year Ended
	2021				2020	2021	2020
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$28,687	$29,306	$21,317	$34,091	$29,572	$113,401	$82,153
After-tax amortization expense	520	549	577	605	652	2,251	2,857
Adjusted net income available to common shareholders	$29,207	$29,855	$21,894	$34,696	$30,224	$115,652	$85,010

Average shareholders' equity	$898,196	$901,828	$878,795	$873,693	$854,070	$888,233	$828,980
Less: Average intangibles for the period	(208,412)	(209,097)	(209,808)	(210,563)	(211,354)	(209,463)	(212,699)
Average tangible shareholders' equity	$689,784	$692,731	$668,987	$663,130	$642,716	$678,770	$616,281

Return on average tangible common equity	16.80%	17.10%	13.13%	21.22%	18.71%	17.04%	13.79%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$912,172	$877,866	$894,400	$858,597	$875,297	$912,172	$875,297
Less: Intangible assets at end of period	(208,011)	(208,669)	(209,364)	(210,094)	(210,860)	(208,011)	(210,860)
Tangible common shareholders' equity at end of period	$704,161	$669,197	$685,036	$648,503	$664,437	$704,161	$664,437

Total assets at end of period	$7,259,602	$7,135,691	$7,182,408	$6,998,886	$7,008,227	$7,259,602	$7,008,227
Less: Intangible assets at end of period	(208,011)	(208,669)	(209,364)	(210,094)	(210,860)	(208,011)	(210,860)
Tangible assets at end of period	$7,051,591	$6,927,022	$6,973,044	$6,788,792	$6,797,367	$7,051,591	$6,797,367

Period end tangible equity to period end tangible assets	9.99%	9.66%	9.82%	9.55%	9.77%	9.99%	9.77%

Common shares outstanding end of period	32,352	32,273	32,675	32,659	32,951	32,352	32,951
Tangible book value per common share	$21.77	$20.74	$20.97	$19.86	$20.16	$21.77	$20.16

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$49,401	$48,206	$45,647	$46,303	$48,707	$189,557	$187,265
Tax equivalent adjustments:
Loans	740	722	722	736	717	2,920	2,752
Tax-exempt investment securities	2,756	2,666	2,412	2,211	2,427	10,045	8,812
Net interest income (FTE) (1)	52,897	51,594	48,781	49,250	51,851	202,522	198,829
Noninterest income	12,011	12,769	10,933	13,623	10,900	49,336	49,732
Nonrecurring income (2)	(463)	(1,381)	(15)	(2,003)	24	(3,862)	(8,257)
Total revenue	$64,445	$62,982	$59,699	$60,870	$62,775	$247,996	$240,304

Noninterest expense	$31,334	$31,763	$30,699	$31,234	$31,315	$125,030	$123,307
Pre-tax amortization expense	(658)	(695)	(730)	(766)	(825)	(2,849)	(3,617)
Nonrecurring expense (3)	8	(888)	64	236	(758)	(580)	(1,083)
Adjusted noninterest expense	$30,684	$30,180	$30,033	$30,704	$29,732	$121,601	$118,607

Efficiency ratio	50.34%	50.64%	53.09%	53.01%	49.86%	51.74%	51.85%
Efficiency ratio (FTE) (1)	47.61%	47.92%	50.31%	50.44%	47.36%	49.03%	49.36%

Average earning assets	$6,502,405	$6,467,545	$6,395,251	$6,241,434	$6,451,545	$6,402,554	$6,486,444

Net interest margin	3.01%	2.96%	2.86%	3.01%	3.00%	2.96%	2.89%
Net interest margin (FTE) (1)	3.23%	3.16%	3.06%	3.20%	3.20%	3.16%	3.07%

Net interest spread	2.88%	2.79%	2.70%	2.84%	2.83%	2.80%	2.68%
Net interest spread (FTE) (1)	3.09%	3.00%	2.89%	3.03%	3.02%	3.01%	2.86%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses and branch closure expenses, in the periods where applicable.
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